AVNET, INC. AND SUBSIDIARIES

                                                                 EXHIBIT 11.1

                  COMPUTATION OF EARNINGS PER SHARE - PRIMARY


                                                   First Quarter Ended

                                              September 30,       October 1,
                                                  1994               1993
                                                       (unaudited)
A.  Primary earnings per share:

      Common shares outstanding
      (weighted average)                        40,675,692        40,529,214

      Common equivalent shares:
        Conversion of convertible debentures
        (weighted average) (Note 6)              2,448,487            --

        Contingent shares issuable                 103,991           107,076

        Exercise of warrants and options
          using the treasury method                104,054           156,695

      Total common and common equivalent
        shares                                  43,332,224        40,792,985

      Income before cumulative effect of a
        change in accounting principle         $28,927,029       $10,109,935

      Interest expense on convertible
        debentures - net of taxes (Note 6)         947,158            --

      Income used for computing earnings
        per share before cumulative effect
        of a change in accounting
        principle                              $29,874,187       $10,109,935

      Cumulative effect of a change in
        the method of accounting for
        income taxes                               --          (   2,790,839)

      Income used for computing earnings
        per share                              $29,874,187       $ 7,319,096

      Primary earnings per share:

        Income before cumulative effect of
          a change in accounting principle           $0.69             $0.25

        Cumulative effect of change in the
          method of accounting for income
          taxes                                    --                  (0.07)

      Net income                                     $0.69             $0.18


           SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                         AVNET, INC AND SUBSIDIARIES

                                                              EXHIBIT 11.2

               COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED


                                                   First Quarter Ended

                                              September 30,      October 1,
                                                  1994              1993
                                                       (unaudited)

B.  Fully diluted earnings per share:

      Common and common equivalents (Note 6)   43,332,224        40,792,985

      Additional dilution upon exercise
        of options and warrants                    40,648            89,742

      Total fully diluted shares               43,372,872        40,882,727

      Income before cumulative effect of a
        change in accounting principle        $28,927,029       $10,109,935

      Interest expense on convertible
        debentures - net of taxes (Note 6)        947,158            --

      Income used for computing earnings
        per share before cumulative effect
        of a change in accounting principle   $29,874,187       $10,109,935

      Cumulative effect of change in the
        method of accounting for income
        taxes                                      --          (  2,790,839)

      Income used for computing earnings
        per share                             $29,874,187       $ 7,319,096

      Fully diluted earnings per share:

        Income before cumulative effect of
          a change in accounting principle          $0.69             $0.25

        Cumulative effect of a change in
          the method of accounting for
          income taxes                              --                (0.07)

      Net income                                    $0.69             $0.18








               SEE NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                           S I G N A T U R E



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

















                                    Avnet, Inc.
                                    (Registrant)



                                    By: s/Raymond Sadowski
                                        Raymond Sadowski
                                        Senior Vice President,
                                        Chief Financial Officer
                                        and Assistant Secretary





                                    By: s/John F. Cole
                                        John F. Cole
                                        Controller and Principal
                                        Accounting Officer


November 14, 1994
     Date